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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                             -----------------------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): FEBRUARY 16, 2001



                              HRPT PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




         MARYLAND                       1-9317                04-6558834
(State or other jurisdiction         (Commission           (I.R.S. employer
     of incorporation)               file number)        identification number)




400 CENTRE STREET, NEWTON, MASSACHUSETTS                        02458
(Address of principal executive offices)                      (Zip code)




        Registrant's telephone number, including area code: 617-332-3990



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                            CERTAIN IMPORTANT FACTORS

         This Current Report contains statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements appear in a number of places in this Current Report and include statements regarding the intent, belief or expectations of HRPT Properties Trust (the "Company"), its Trustees or its officers with respect to the declaration or payment of dividends, the consummation of additional acquisitions, policies and plans of the Company regarding investments, dispositions, financings, conflicts of interest or other matters, the Company's qualification and continued qualification as a real estate investment trust or trends affecting the Company's or any property's financial condition or results of operations. Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contained in the forward looking statements as a result of various factors. Such factors include, without limitation, changes in financing terms, the Company's ability or inability to complete acquisitions and financing transactions, results of operations of the Company's properties and general changes in economic conditions not presently contemplated. The information contained in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, including the information under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations," identifies other important factors that could cause such differences.

         THE THIRD AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994, AS AMENDED, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HRPT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE TRUST. ALL PERSONS DEALING WITH THE TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

ITEM 5.  OTHER EVENTS

         On February 16, 2001, HRPT Properties Trust agreed to issue and sell 8,000,000 shares of a new series of preferred shares, the 9 7/8% Series A Cumulative Redeemable Preferred Shares (the "Series A Preferred Shares"), in a public offering. We expect to issue and deliver the 8,000,000 Series A Preferred Shares on or about February 22, 2001. The price to the public will be $25 per share. We expect to use about half of the $193.7 million of net proceeds (after estimated expenses and underwriters' discount) of the offering to redeem outstanding convertible subordinated debentures and the other half of the net proceeds will be used to repurchase some outstanding HRPT common shares. We also granted the underwriters an option to purchase an additional 1,200,000 Series A Preferred Shares to cover over-allotments. The following is a summary of some of the terms and conditions of the Series A Preferred Shares and does not purport to be complete. This summary is subject to, and is qualified by reference to all of the


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terms and conditions of the Series A Preferred Shares in the related Articles
Supplementary and in our Declaration of Trust. The Articles Supplementary are filed as an exhibit to this Report.

         Holders of Series A Preferred Shares will be entitled to receive cumulative cash dividends at a rate of 9 7/8% per annum of the $25 per share liquidation preference (equivalent to $2.46875 per annum per share). Beginning in May 2001, distributions on the Series A Preferred Shares will be payable quarterly in arrears on the 15th day of each February, May, August and November or, if not a business day, the next business day. Dividends on the Series A Preferred Shares will be cumulative from (but excluding) the date of original issuance, which is expected to be February 22, 2001. The Series A Preferred Shares rank senior to our common shares with respect to the payment of dividends.

         The Series A Preferred Shares do not have any maturity date, and we are not required to redeem the Series A Preferred Shares. We may not redeem the Series A Preferred Shares prior to February 22, 2006, except in limited circumstances relating to our continuing qualification as a REIT. On and after February 22, 2006, we may, at our option, redeem the Series A Preferred Shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

         If we liquidate, dissolve or wind up our Company, holders of the Series A Preferred Shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares.

         The holders of Series A Preferred Shares generally have no voting rights. However, if we do not pay dividends on the Series A Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series A Preferred Shares, voting as a class with the holders of any other class or series of our capital shares which has similar voting rights, will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees until we pay all dividends which we owe on the Series A Preferred Shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Shares is required for us to authorize, create or increase capital shares ranking senior to the Series A Preferred Shares or to amend our Declaration of Trust in a manner that materially and adversely affects the rights of the Series A Preferred Shares. The Series A Preferred Shares are not convertible into or exchangeable for any other securities or property.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c)      Exhibits.

                  1.1 Purchase Agreement, dated as of February 16, 2001 by and among HRPT Properties Trust and the several underwriters named therein relating to 8,000,000 9 7/8% Series A Cumulative Redeemable Preferred Shares.

                  3.1 Articles Supplementary relating to the 9 7/8% Series A Cumulative Redeemable Preferred Shares.

                  4.1 Form of temporary 9 7/8% Series A Cumulative Redeemable Preferred Share Certificate.


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                  8.1  Opinion of Sullivan & Worcester LLP re: tax matters.

                  12.1 Computation of Ratio of Earnings to Fixed Charges.

                  23.1 Consent of Sullivan & Worcester LLP (contained in
                       Exhibit 8.1).






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      HRPT PROPERTIES TRUST


                                      By:   /s/ John C. Popeo
                                          -------------------------------
                                          John C. Popeo
                                          Treasurer and Chief Financial Officer

Date:  February 16, 2001